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                                                                    EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 13, 1995 with respect to the financial statements of Bloomfield Refining Company included in Giant Industries, Inc.'s current report on Form 8-K, dated October 19, 1995, and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

                                          /s/ Arthur Andersen LLP

Denver, Colorado
October 6, 1997